UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 29, 2005

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

The Company announced today that its Board of Directors has declared a dividend of $0.25 per depositary share payable on July 1, 2005 to holders of record as of June 10, 2005. An additional $0.28125 per depositary share will accumulate on July 1, 2005. Each depositary share represents one-quarter of a share of the Company’s Series A Convertible Exchangeable Preferred Stock. This is the twelfth consecutive quarter that the Company has paid a dividend.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated April 29, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: April 29, 2005	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 29, 2005

EXHIBIT 99.1

Westmoreland Declares Dividend
On Series A Convertible Exchangeable
Preferred Stock Payable July 1, 2005

Colorado Springs, CO – April 29, 2005 -- Westmoreland Coal Company (AMEX:WLB) announced today that its Board of Directors has declared a dividend of $0.25 per depositary share payable on July 1, 2005 to holders of record as of June 10, 2005. An additional $0.28125 per depositary share will accumulate on July 1, 2005. Each depositary share represents one-quarter of a share of the Company’s Series A Convertible Exchangeable Preferred Stock. This is the twelfth consecutive quarter that the Company has paid a dividend.

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include Northern Powder River Basin coal mining in Montana and lignite mining operations in Montana, North Dakota, and Texas. Its power operations include ownership interests in two coal-fired and one natural gas-fired generating plant. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information visit www.westmoreland.com.

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Contact: Diane Jones (719) 442-2600